                                                                    EXHIBIT 99.1

           WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 2002




SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

             1. Statement of Cash Available for Distribution for the three months ended September 30, 2002:

                  Net loss                                                               $  (41,000)
                  Add:     Depreciation                                                      94,000
                           Amortization                                                       2,000
                           Equity in loss of Local Limited Partnership                       43,000
                  Less:    Cash to reserves                                                 (71,000)
                                                                                         ----------

                  Cash Available for Distribution                                        $   27,000
                                                                                         ==========

                  Distributions allocated to General Partners                            $    2,000
                                                                                         ==========

                  Distributions allocated to Limited Partners                            $   25,000
                                                                                         ==========

             2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended September 30, 2002:

                         Entity Receiving                                Form of
                           Compensation                                Compensation                          Amount
                   -----------------------------    ---------------------------------------------------   -------------
                   General Partners                 Interest in Cash Available for Distribution           $      2,000

                   WFC Realty Co., Inc.
                   (Initial Limited Partner)        Interest in Cash Available for Distribution           $          5
